Exhibit 8.2

[Letterhead of]

CRAVATH, SWAINE & MOORE LLP

[New York Office]

[—]

Agreement and Plan of Merger

Among The Pepsi Bottling Group, Inc., PepsiCo, Inc.

and Pepsi-Cola Metropolitan Bottling Company, Inc.

Ladies and Gentlemen:

We have acted as counsel for The Pepsi Bottling Group, Inc., a Delaware corporation (the “Company”), in connection with the Agreement and Plan of Merger dated as of August 3, 2009 (the “Merger Agreement”) among the Company, PepsiCo, Inc., a North Carolina corporation (“Parent”), and Pepsi-Cola Metropolitan Bottling Company, Inc., a New Jersey corporation and wholly-owned subsidiary of Parent (“Merger Subsidiary”). This opinion is being delivered in connection with the filing of the registration statement on Form S-4 (Registration No. [—]) (as amended, the “Registration Statement”), which includes the Proxy Statement/Prospectus (the “Proxy Statement/Prospectus”), filed with the Securities and Exchange Commission (the “Commission”). All capitalized terms used but not defined in this opinion shall have the meanings set forth in the Merger Agreement.

In rendering this opinion, we have examined (i) the Merger Agreement, (ii) the Registration Statement, (iii) the Proxy Statement/Prospectus, (iv) the representations made by Parent (together with Merger Subsidiary) and the Company in their respective letters delivered to us for purposes of this opinion (the “Representation Letters”) and (v) such other documents and corporate records as we have deemed necessary or appropriate for purposes of our opinion. In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies and the authenticity of the originals of such latter documents. We have not, however, undertaken any independent investigation of any factual matter set forth in any of the foregoing.

In rendering this opinion, we have assumed, with your consent, that (i) the Merger will be consummated in accordance with the provisions of the Merger Agreement and the Proxy Statement/Prospectus, (ii) the statements concerning the Merger set forth in the Merger Agreement and the Proxy Statement/Prospectus are true, complete and correct and will remain true, complete and correct at all times up to and including the Effective Time, (iii) the representations made by Parent (together with Merger Subsidiary) and the Company in the Representation Letters are true, complete and correct and will remain true, complete and correct at all times up to and including the Effective Time and (iv) any representations made in the Representation Letters and the Merger Agreement “to the knowledge of” or similarly qualified are correct without such qualification. We have also assumed that the parties have complied with and, if applicable, will continue to comply with, the obligations, covenants and agreements contained in the Merger Agreement. If any of the above described assumptions are untrue for any reason or if the Merger is consummated in a manner that is different from the manner in which it is described in the Merger Agreement or the Proxy Statement/Prospectus, our opinion as expressed below may be adversely affected and may not be relied upon.

Based upon the foregoing, and subject to the assumptions and qualifications stated herein, we hereby confirm our opinion set forth under the heading “Material United States Federal Income Tax Consequences” in the Proxy Statement/Prospectus.

We express our opinion herein only as to those matters specifically set forth above and no opinion should be inferred as to the tax consequences of the Merger under any state, local or foreign law, or with respect to other areas of United States Federal taxation. We are members of the Bar of the State of New York, and we do not express any opinion herein concerning any law other than the Federal law of the United States.

This opinion is being furnished to you solely for use in connection with the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us in the discussion set forth under the heading “Material United States Federal Income Tax Consequences” in the Proxy Statement/Prospectus. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission.

Very truly yours,

The Pepsi Bottling Group, Inc.

      One Pepsi Way

            Somers, NY 10589

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